UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2025 (September 5, 2025)

Remora Capital Corporation

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01897	33-2299238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 West End Avenue, Suite 500, Nashville, TN	37203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (615) 380-1095

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Investment Management Agreement

On September 5, 2025, Remora Capital Corporation (the “Company”) entered into an investment management agreement (the “Investment Management Agreement”) with Remora Capital Management, LLC (the “Adviser” or “Remora”), a registered investment adviser. Pursuant to the Investment Management Agreement, the Adviser is responsible for sourcing, reviewing and structuring investment opportunities for the Company, underwriting and performing due diligence on the Company’s investments and monitoring its investment portfolio on an ongoing basis. Pursuant to the Investment Management Agreement, the Company will pay the Adviser a fee for its investment advisory and management services consisting of two components – a management fee and an incentive fee.

Management Fee

The management fee will be calculated at an annual rate of 1.00% of the par value of the Company’s loan assets and similar portfolio investments outstanding (notwithstanding any lower valuation assigned to such loan asset or similar portfolio investment by the Board of Directors of the Company (the “Board”) or a valuation designee) in advance as of the first day of each calendar quarter. The management fee for any partial quarter will be prorated during the relevant calendar quarter.

Incentive Fee

The incentive fee, which provides the Adviser with a share of the income that it generates for the Company, will consist of two components – income-based fee and capital gains – which are largely independent of each other, with the result that one component may be payable even if the other is not payable.

Under the income-based fee component:

(i)	no Income-Based Fee will be payable to the Adviser if the Company’s pre-incentive fee net investment income for any calendar quarter does not exceed the hurdle rate of 1.5% per quarter (6.00% annualized);

(ii)	prior to the Company’s securities being listed on a national securities exchange (an “Exchange Listing”), 50% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 1.765% in any calendar quarter (7.06% annualized), or following an Exchange Listing, 100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 1.875% in any calendar quarter (7.50% annualized). The Company refers to this portion of the Company’s pre-incentive fee net investment income as the “catch up”; and

(iii)	prior to an Exchange Listing, 15.0% of all pre-incentive fee net investment income for that calendar quarter, or following an Exchange Listing, 20% of all pre-incentive fee net investment income for that calendar quarter, will be allocated to the Adviser once the hurdle is reached and the catch-up is achieved.

For the purposes of calculating the income component of the incentive fee, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial and consulting fees or other fees received from portfolio companies) accrued during the fiscal quarter, minus operating expenses for the quarter (including the management fee, expenses payable under any administration agreement (as described below) and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash; provided, however, that the portion of the investment income incentive fee attributable to deferred interest features will be paid, only if and to the extent received in cash, and any accrual thereof will be reversed if and to the extent such interest is reversed in connection with any write off or similar treatment of the investment giving rise to any deferred interest accrual, applied in each case in the order such interest was accrued. Such subsequent payments in respect of previously accrued income will not reduce the amounts payable for any quarter pursuant to the calculation of the investment-income component described above.

The capital gains component of the incentive fee will be determined and paid annually in arrears at the end of each calendar year, and will equal 15.0% of aggregate cumulative realized capital gains from September 5, 2025 (the date on which the Company elected to be regulated as a business development company (the “BDC Election”)) through the end of the year, computed net of aggregate cumulative realized capital losses and aggregate cumulative unrealized depreciation through the end of such year, less the aggregate amount of any previously paid capital gains incentive fees. For the purposes of calculating the capital gains portion of the incentive fee, “aggregate cumulative realized capital gains” will not include any unrealized appreciation. The capital gains portion of the incentive fee will not be subject to any minimum return to shareholders.

Unless terminated earlier, the Investment Management Agreement will continue in effect for a period of two years from its effective date. It will remain in effect from year to year thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of the Company’s outstanding voting securities, and, in either case, if also approved by the vote of a majority of the Company’s directors who are not parties to the Investment Management Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”)).

The Investment Management Agreement will automatically terminate within the meaning of the 1940 Act and related Securities and Exchange Commission (“SEC”) guidance and interpretations in the event of its assignment. In accordance with the 1940 Act, without payment of penalty, the Company may terminate the Investment Management Agreement with the Adviser upon 60 days’ written notice. The decision to terminate the Investment Management Agreement may be made by a majority of the Board or the shareholders holding a majority of the outstanding shares of common stock of the Company. “Majority of the outstanding shares” means the lesser of (1) 67% or more of the outstanding shares of common stock present at a meeting, if the holders of more than 50% of the outstanding shares of the Company’s common stock are present or represented by proxy or (2) a majority of outstanding shares of the Company’s common stock. In addition, without payment of penalty, the Adviser may generally terminate the Investment Management Agreement upon 60 days’ written notice. The Adviser may be removed by the Board or by the affirmative vote of a majority of the outstanding shares.

Under the terms of the Investment Management Agreement, the Adviser and its officers, members of its board of directors, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser will not be liable to us for any action taken or omitted to be taken by Remora in connection with the performance of any of its duties or obligations under the Investment Management Agreement or otherwise as our adviser (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services).

Under the terms of the Investment Management Agreement, the Company will indemnify the Adviser and its officers, members of its board of directors, partners, agents, employees, controlling persons, members and any other person or entity affiliated with Remora (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Investment Management Agreement or otherwise as an investment manager of the Company. However, the Indemnified Parties will not be entitled to indemnification in respect of any liability to the Company or its shareholders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct or bad faith, gross negligence, actual fraud or willful misconduct with respect to the Company’s affairs.

The description above is only a summary of the material provisions of the Investment Management Agreement and is qualified in its entirety by reference to the copy of the Investment Management Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Sub-Advisory Agreements

Crescent Capital

On September 5, 2025, the Company entered into an investment sub-advisory agreement (the “Crescent Sub-Advisory Agreement”) with Crescent Capital Group LP (“Crescent”), a registered investment adviser, and Remora. Pursuant to the Crescent Sub-Advisory Agreement, Crescent will present Crescent Investment Opportunities (as defined below) in loan assets that it identifies, sources, negotiates, monitors, and manages on behalf of the Company, subject to Remora’s evaluation, in accordance with Remora’s provision of advisory services to the Company, and the ultimate discretion and approval of Remora. “Crescent Investment Opportunities” means senior secured loans to middle-market companies with headquarters in the United States and Canada identified, sourced and/or originated by Crescent and its affiliates, including investment vehicles managed and controlled by Crescent. Pursuant to the Crescent Sub-Advisory Agreement, Crescent may be responsible for the sale of certain assets held in the investment portfolio of the Company which it offers and Remora accepts on behalf of the Company. Crescent will, during the term and subject to the provisions of the Crescent Sub-Advisory Agreement, (i) manage certain of the Company’s assets in accordance with its investment objectives, policies and restrictions; (ii) identify, evaluate and negotiate the structure of certain investments made by the Company; (iv) execute, close, service and monitor such investments that the Company makes; (v) propose certain securities and other assets for the Company to acquire, retain or sell; (vi) perform due diligence on prospective portfolio companies; (vii) exercise voting rights in respect of certain portfolio securities and other investments for the Company; (viii) serve on and exercise observer rights for boards of directors and similar committees of the Company’s portfolio companies; and (ix) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.

Pursuant to the Crescent Sub-Advisory Agreement, the Company will pay Crescent a quarterly management fee (the “Crescent Management Fee”) for its investment advisory and management services, in arrears, as set forth below, computed by Crescent using the Crescent Aggregate Investment Value (as defined below) as of the end of each calendar quarter.

Aggregate Investment Value	Compensation
Less than $300,000,000	0.50% per annum
$300,000,000 or more and less than $750,000,000	0.45% per annum
$750,000,000 or more	0.40% per annum

“Crescent Aggregate Investment Value” means, as of any particular date, the aggregate value of all Crescent Investment Opportunities held by the Company or a subsidiary of the Company as of such date, as determined by the Board (or its valuation designee), which determination may incorporate valuation information provided by Crescent; provided that, for purposes of the Crescent Management Fee calculation, the value of any particular investment will not exceed the outstanding principal balance of such investment as of such date. Crescent is solely responsible for its operating expenses incurred in connection with the provision of the services described under the Crescent Sub-Advisory Agreement.

Unless terminated earlier, the Crescent Sub-Advisory Agreement will continue in effect for a period of two years from its effective date. It will remain in effect from year to year thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of the Company’s outstanding voting securities, and, in either case, if also approved by the vote of a majority of the Company’s directors who are not parties to the Crescent Sub-Advisory Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act).

The Crescent Sub-Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment. In accordance with the 1940 Act, without payment of penalty, the Company may terminate the Crescent Sub-Advisory Agreement upon 60 days’ written notice. The decision to terminate the Crescent Sub-Advisory Agreement may be made by a majority of the Board or the shareholders holding a majority of the outstanding shares of common stock of the Company. “Majority of the outstanding shares” means the lesser of (1) 67% or more of the outstanding shares of common stock present at a meeting, if the holders of more than 50% of the outstanding shares of the Company’s common stock are present or represented by proxy or (2) a majority of outstanding shares of the Company’s common stock. In addition, without payment of penalty, Crescent may generally terminate the Crescent Sub-Advisory Agreement upon 60 days’ written notice.

Under the terms of the Crescent Sub-Advisory Agreement, Crescent and its officers, members of its board of directors, partners, agents, employees, controlling persons, members and any other person or entity affiliated with Crescent will not be liable to us or Remora for any action taken or omitted to be taken by Crescent Indemnified Parties (as defined below) in connection with the performance of any of its duties or obligations under the Crescent Sub-Advisory Agreement or otherwise as our sub-adviser (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services).

Under the terms of the Crescent Sub-Advisory Agreement, the Company will indemnify Crescent and its officers, managers, members of its board of directors, partners, agents, employees, controlling persons, members and any other person or entity affiliated with Crescent (collectively, the “Crescent Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Crescent Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of Crescent’s duties or obligations under the Crescent Sub-Advisory Agreement or otherwise as an investment manager of the Company. However, the Crescent Indemnified Parties will not be protected, indemnified or entitled to indemnification in respect of any liability to the Company or its shareholders to which the Crescent Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of Crescent’s duties or by reason of the reckless disregard of Crescent’s duties and obligations under the Crescent Sub-Advisory Agreement.

The description above is only a summary of the material provisions of the Crescent Sub-Advisory Agreement and is qualified in its entirety by reference to the copy of the Crescent Sub-Advisory Agreement, which is filed as Exhibit 10.3 to this current report on Form 8-K and incorporated herein by reference.

Kayne Anderson

On September 5, 2025, the Company became a party to the Investment Management Agreement, dated as of April 24, 2024 (the “Kayne IMA”), by and between Remora and KAPC Manager, L.P., pursuant to its entry into Amendment No. 1 to the Kayne IMA, dated as of September 5, 2025, by and between the Company, Remora, KAPC Manager, L.P., and Kayne Anderson Capital Advisors, L.P. (“Kayne”), a registered investment adviser (the Kayne IMA, as amended by Amendment No. 1, the “Kayne Sub-Advisory Agreement”). Pursuant to the Kayne Sub-Advisory Agreement, Kayne will present investment opportunities in loan assets that it identifies, sources, negotiates, monitors, and manages on behalf of the Company, subject to Remora’s evaluation, in accordance with Remora’s provision of advisory services to the Company, and the ultimate discretion and approval of Remora (such investments, following approval by Remora pursuant to the Kayne Sub-Advisory Agreement and the Company’s purchase thereof, “Kayne Portfolio Investments”).

As compensation for its services under the Kayne Sub-Advisory Agreement, the Company will pay Kayne, in arrears, a quarterly sub-management fee equal to 0.75% per annum of the Aggregate Investment Value of the Kayne Portfolio Investments, as computed by Kayne for each day during the applicable calendar quarter. For purposes of the Kayne Sub-Advisory Agreement, “Aggregate Investment Value” means, as of any particular date, the amount of capital invested by the Company in Kayne Portfolio Investments less any returns of such capital (but not net of income or capital appreciation received by the Company) and permanent write-offs. Kayne is solely responsible for its operating expenses incurred in connection with the provision of the services described under the Kayne Sub-Advisory Agreement.

Unless terminated earlier, the Kayne Sub-Advisory Agreement will continue in effect for a period of two years from its effective date. It will remain in effect from year to year thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of the Company’s outstanding voting securities, and, in either case, if also approved by the vote of a majority of the Company’s directors who are not parties to the Kayne Sub-Advisory Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act).

The Kayne Sub-Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment. In accordance with the 1940 Act, without payment of penalty, the Company may terminate the Kayne Sub-Advisory Agreement upon 60 days’ written notice. The decision to terminate the Kayne Sub-Advisory Agreement may be made by a majority of the Board or the shareholders holding a majority of the outstanding shares of common stock of the Company. “Majority of the outstanding shares” means the lesser of (1) 67% or more of the outstanding shares of common stock present at a meeting, if the holders of more than 50% of the outstanding shares of the Company’s common stock are present or represented by proxy or (2) a majority of outstanding shares of the Company’s common stock. In addition, without payment of penalty, Kayne may generally terminate the Kayne Sub-Advisory Agreement upon 60 days’ written notice.

Under the terms of the Kayne Sub-Advisory Agreement, Kayne and its officers, members of its board of directors, partners, agents, employees, controlling persons, members and any other person or entity affiliated with Kayne will not be liable to us for any action taken or omitted to be taken by Kayne in connection with the performance of any of its duties or obligations under the Kayne Sub-Advisory Agreement or otherwise as our sub-adviser (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services).

Under the terms of the Kayne Sub-Advisory Agreement, the Company will indemnify Kayne and its officers, members of its board of directors, and employees (collectively, the “Kayne Indemnified Parties”) for all losses, damages, costs, expenses (including reasonable attorneys’ fees), liabilities, claims and demands and for any action, omission or recommendation in connection with the Kayne Sub-Advisory Agreement. However, the Kayne Indemnified Parties will not be entitled to indemnification in the case of such Kayne Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of Kayne’s duties or by reason of the reckless disregard of Kayne’s duties and obligations under the Kayne Sub-Advisory Agreement.

The description above is only a summary of the material provisions of the Kayne Sub-Advisory Agreement and is qualified in its entirety by reference to the copy of the Kayne Sub-Advisory Agreement, which is filed as Exhibit 10.2 to this current report on Form 8-K and incorporated herein by reference.

Loan Sourcing Agreement

On September 5, 2025, the Company entered into a loan sourcing and other services agreement (the “Loan Sourcing Agreement”) with Eldridge Credit Advisers, LLC (“Eldridge”) and Remora. Pursuant to the Loan Sourcing Agreement, Eldridge will identify potential investment opportunities for the Company. Remora, as the investment adviser to the Company, will retain sole discretion with respect to any investment opportunities identified by Eldridge. In connection with any investment opportunities sourced by Eldridge in which the Company invests, Eldridge will provide the Company and Remora with certain ongoing information about such investments, as more fully described in the Loan Sourcing Agreement.

As compensation for the services provided under the Loan Sourcing Agreement, the Company will pay Eldridge, in arrears, a quarterly fee equal to the Annual Applicable Rate of the Eldridge Aggregate Investment Value, each as defined below, computed by Eldridge for each day during the applicable calendar quarter. “Eldridge Aggregate Investment Value” means, as of any particular date, the aggregate value of all investments sourced by Eldridge pursuant to the Loan Sourcing Agreement (or any previous agreement between the Company and an affiliate) and held by the Company (“Eldridge Approved Investments”) as of such date based on the most current valuation; provided that the value of any particular Eldridge Approved Investment will not exceed the outstanding principal balance of such Eldridge Approved Investment as of such date. “Applicable Annual Rate” means 0.80% per annum.

The Loan Sourcing Agreement will continue until its termination, which will occur upon the earliest of (i) any party’s decision to terminate the Loan Sourcing Agreement, which will occur upon not less than ninety (90) days’ written notice to the other party, (ii) the termination of Remora as the investment adviser of the Company, and (iii) the date on which a party to the Loan Sourcing Agreement terminates the Loan Sourcing Agreement for Cause (as such term is defined in the Loan Sourcing Agreement).

If the Loan Sourcing Agreement is terminated by Remora in certain enumerated circumstances, Eldridge (either directly and/or through its affiliates, controlled funds, client accounts, other third parties, or any combination of the foregoing) may elect to purchase from the Company, subject to compliance with any applicable credit agreement documentation, all Eldridge Approved Investments for an aggregate purchase price equal to the fair value of the Eldridge Approved Investments (as determined by a nationally recognized and reputable independent third-party valuation firm reasonably acceptable to Remora and Eldridge. The Company and Eldridge have agreed to each pay for 50% of the costs of such appraiser’s valuation of the Eldridge Approved Investments held by the Company.

The Company has agreed to indemnify Eldridge and its officers, directors and employees for all losses, damages, costs, expenses (including reasonable attorneys’ fees), liabilities, claims and demands, for any action, omission, information or recommendation in connection with the Loan Sourcing Agreement, except in the case of the Eldridge officers’, directors’, or employees’ actual misconduct, gross negligence, willful violation of any applicable statute or reckless disregard for its duties, in each case as determined by an arbitrator or a court of competent jurisdiction.

The description above is only a summary of the material provisions of the Loan Sourcing Agreement and is qualified in its entirety by reference to the copy of the Loan Sourcing Agreement, which is filed as Exhibit 10.4 to this current report on Form 8-K and incorporated herein by reference.

Administration Agreements

Administration Agreement

On September 5, 2025, the Company entered into an administration agreement (the “Administration Agreement”) with Remora (in such capacity, the “Administrator”), pursuant to which the Administrator is responsible for furnishing the Company with office facilities and equipment and providing the Company with clerical, bookkeeping, recordkeeping and other administrative services at such facilities. Payments under the Administration Agreement are equal to the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder, including the costs and expenses charged by any sub-administrator that may be retained by the Administrator to provide services to the Company or on the Administrator’s behalf. Specifically, the reimbursements made by the Company to the Administrator will include, but will not be limited to: (i) the allocable portion of the Administrator’s rent for the Company’s General Counsel, Chief Compliance Officer, Chief Financial Officer, and their respective staffs; (ii) the allocable portion of the annual cost of the Company’s General Counsel, Chief Compliance Officer, Chief Financial Officer and their respective staffs, subject to a cap equal to 22.5 basis points of the Company’s net asset value at the end of each fiscal year; (iii) costs associated with (a) the monitoring and preparation of regulatory reporting, including registration statement, registration statement amendments, prospectus supplements, proxy statements and tax reporting, (b) the coordination and oversight of service provider activities and the direct cost of such contractual matters related thereto and (c) the preparation of all financial statements and the coordination and oversight of audits, regulatory inquiries, certifications and sub-certifications; and (iv) all fees, costs and expenses associated with the engagement of a sub-administrator.

The Board, including a majority of independent directors, will review the compensation paid to the Administrator to determine if the provisions of the Administration Agreement are carried out satisfactorily and to determine, among other things, whether the fees payable under the Administration Agreement are reasonable in light of the services provided.

The description above is only a summary of the material provisions of the Administration Agreement and is qualified in its entirety by reference to the copy of the Administration Agreement, which is filed as Exhibit 10.5 to this current report on Form 8-K and incorporated herein by reference.

Sub-Administration Agreement

On September 5, 2025, the Company entered into an sub-administrative services agreement (the “Sub-Administration Agreement”) with Crescent (in its capacity as a sub-administrator, the “Sub-Administrator”), pursuant to which the Sub-Administrator will perform the administrative services necessary for the administration of the assets identified, sourced and/or originated by the Sub-Administrator, in its capacity as an investment sub-adviser to the Company, pursuant to the Crescent Sub-Advisory Agreement. The Sub-Administrator will make reports to Remora, in its capacity as the Company’s Sub-Administrator, of its performance of its obligations as provided in the Sub-Administration Agreement; provided that nothing therein will be construed to require the Sub-Administrator to, and the Sub-Administrator will not, in its capacity as Sub-Administrator, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company. In addition, the Company has agreed to vote and take certain actions with respect to certain matters in respect of Crescent Investment Opportunities then held by the Company solely in accordance with written instructions provided from time to time by the Sub-Administrator.

The Sub-Administration Agreement also provides that Remora may sell Crescent Investment Opportunities at any time to a third party; provided, however, that prior to accepting any offer from a third party to purchase any Crescent Investment Opportunity, RCM will offer Crescent an opportunity to purchase (or any investment vehicle, collateralized loan obligation, business development company, separately managed account and/or any other advisory clients, in each case, sponsored, managed and/or advised by Crescent and/or its affiliates to purchase) such Crescent Investment Opportunity at a purchase price equal to the higher of (x) the fair market value of such Crescent Investment Opportunity determined by an independent valuation service firm and (y) the purchase price offered by the third-party buyer for such Crescent Investment Opportunity.

The Company will pay the Sub-Administrator, in arrears, a quarterly administration fee (the “Administration Fee”) equal to 0.30% per annum of the aggregate value of all Crescent Investment Opportunities held by the Company or a subsidiary of the Company as of such date, as determined by the Board (or its valuation designee), which determination may incorporate valuation information provided by the Sub-Administrator (the “Aggregate Investment Value”); provided that, for purposes of the Administration Fee calculation, the value of any particular investment will not exceed the outstanding principal balance of such investment as of such date.

The Company has agreed to indemnify, defend and protect the Crescent Indemnified Parties and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by them in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its shareholders) arising out of or otherwise based upon the performance of any of the Sub-Administrator’s duties or obligations under the Sub-Administration Agreement or otherwise as administrator for the Company except where attributable to criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Sub-Administrator’s duties or by reason of the reckless disregard of the Sub-Administrator’s duties and obligations under the Sub-Administration Agreement.

The description above is only a summary of the material provisions of the Sub-Administration Agreement and is qualified in its entirety by reference to the copy of the Sub-Administration Agreement, which is filed as Exhibit 10.6 to this current report on Form 8-K and incorporated herein by reference.

License Agreement

On September 5, 2025, the Company entered into a license agreement with Remora (the “License Agreement”), under which Remora has agreed to grant the Company a non-exclusive royalty-free license to use the names “Remora” and “Remora Capital Partners” and the logo associated therewith. Under the License Agreement, the Company has the right to use the “Remora” and “Remora Capital Partners” names for so long as Remora or one of its affiliates remains the Company’s investment manager. Other than with respect to this limited license, the Company has no legal right to the “Remora” and “Remora Capital Partners” names. The License Agreement will remain in effect for so long as the Company is in full compliance with the License Agreement.

The description above is only a summary of the material provisions of the License Agreement and is qualified in its entirety by reference to the copy of the License Agreement, which is filed as Exhibit 10.7 to this current report on Form 8-K and incorporated herein by reference.

Merger Agreements

Prior to the Company making the BDC Election, on September 5, 2025, the Company entered into agreements and plans of merger (collectively, the “Merger Agreements”), including that certain (i) form of agreement and plan of merger by and among Remora Capital Partners I, LP (“Fund I”) and the Company, (ii) form of agreement and plan of merger by and among Remora Capital Partners II, LP (“Fund II”) and the Company, (iii) form of agreement and plan of merger by and among Remora Capital Partners I QP LP (“Fund I QP”) and the Company, and (iv) form of agreement and plan of merger by and among Remora Capital Partners II QP, LP (“Fund II QP”) and the Company (the transactions contemplated by the Merger Agreements, collectively, the “Mergers”). Prior to the completion of the Mergers, the Adviser served as investment adviser to Fund I, Fund II, Fund I QP and Fund II QP. Under the Merger Agreements, the limited partners of Fund I, Fund II, Fund I QP and Fund II QP respectively received a number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), equal to such limited partner’s consideration multiple, multiplied by 9,798.928, and a number of shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), equal to such limited partner’s consideration multiple, multiplied by 201.072. The Mergers closed on September 5, 2025, prior to the BDC Election. As a result of the Mergers, the Company issued 16,213,447.182 shares of Common Stock, 332,696 shares of Preferred Stock, and acquired a portfolio of assets consisting of $243 million of loans to 82 borrowers (including undrawn commitments of revolving credit facilities and delayed draw term loans), cash and other assets totaling $266.7 million (collectively, the “Assets”), which had an aggregate net asset value of $165,461,431.82.

The description above is only a summary of the material provisions of the Merger Agreements and is qualified in its entirety by reference to copies of each of the Merger Agreements, which are filed as Exhibits 2.1, 2.2, 2.3, and 2.4 to this current report on Form 8-K and incorporated herein by reference.

Credit Facility

On September 5, 2025, the Company entered into a Revolving Credit and Security Agreement (the “Credit Agreement”) for a special purpose vehicle financing credit facility (the “SPV Facility”) by and among RCC SPV, LLC (“RCC SPV”), as borrower, the Company, as servicer, Atlas Securitized Products Administration, L.P. (“Atlas”), as administrative agent, Atlas Securitized Products, L.P., as lead arranger, U.S. Bank Trust Company, National Association, as collateral agent and collateral administrator, U.S. Bank National Association, as custodian and as document custodian, each of the managing agents party thereto from time to time, and each of the conduit lenders and institutional lenders party thereto from time to time. The SPV Facility provides for $150 million of initial commitments with (x) a committed accordion feature pursuant to which the commitments shall be increased to $250 million, at the Company’s option with 15 business days’ notice, or by no later than the first anniversary of the closing date, and (y) an uncommitted accordion feature that allows for commitments up to $500 million from new and existing lenders on the same terms as the existing commitments, subject to market conditions. Advances under the SPV Facility bear interest at one-month Term SOFR plus an applicable margin of 2.00% during the revolving period. Subject to certain performance conditions, the applicable margin could increase to 2.25% during the revolving period and could range up to 2.50% during the amortization or End of Life Option periods. The Credit Agreement provides for an unused commitment fee of, from the effective date of the Credit Agreement through September 5, 2028, 0.50% per annum on the unused commitments up to 50% of the commitments and 0.75% on the unused commitments in excess of 50% of the commitments, and other customary fees. The SPV Facility matures on September 5, 2030, provided that RCC SPV and the administrative agent may mutually agree to extend the maturity date to September 5, 2032 pursuant to the “End of Life Option” under the Credit Agreement.

The Credit Agreement contains customary terms and conditions, including affirmative and negative covenants. The Credit Agreement also contains customary events of default including, without limitation, nonpayment, misrepresentation of representations and warranties in a material respect, breach of covenant, bankruptcy, and change of control, with customary cure and notice provisions.

RCC SPV’s obligations to the lenders are secured by a first lien interest in all of its assets and a pledge of the equity interests of RCC SPV owned by the Company, but are otherwise non-recourse to the Company.

Atlas and the lenders under the SPV Facility, and their respective affiliates, may from time to time receive customary fees and expenses in the performance of investment banking, financial advisory or other services for the Company.

The description above is only a summary of the material provisions of the SPV Facility and is qualified in its entirety by reference to the copy of the Credit Agreement, which is filed as Exhibit 10.8 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.01. Completion of Acquisition or Disposition Assets.

The information contained in Item 1.01 “Entry into a Material Definitive Agreement” under the heading “Merger Agreements” is incorporated by reference in this Item 2.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 “Entry into a Material Definitive Agreement” under the heading “Merger Agreements” is incorporated by reference in this Item 3.02.

On September 5, 2025, the Company issued 16,213,447.182 shares of its Common Stock pursuant to the Mergers and acquired net assets of approximately $165.5 million.

The issuance of the Common Stock was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

On September 5, 2025, the Company issued 332,696 shares of its Preferred Stock pursuant to the Mergers and acquired net assets of approximately $165.5 million.

The issuance of the Preferred Stock was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements of Fund I, Fund II, Fund I QP and Fund II QP and the supplemental disclosure information required by Regulation S-X Rule 6-11 will be filed in a subsequent amendment to this current report on Form 8-K and incorporated into this Item 9.01(a) by reference. With respect to the supplemental financial information required to be provided therein, the Company (i) will include as an exhibit to such subsequent amendment a table showing the current fees for the Company and Fund I, Fund II, Fund I QP and Fund II QP, as well as pro forma fees after giving effect to the Mergers, (ii) has determined that the acquisition of Fund I, Fund II, Fund I QP and Fund II QP will not result in a material change in the Company’s investment portfolio due to investment restrictions, and (iii) has determined that there are no material differences in accounting policies of the Company when compared to Fund I, Fund II, Fund I QP and Fund II QP.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of September 5, 2025, by and between and Remora Capital Corporation and Remora Capital Partners I, LP
2.2	Agreement and Plan of Merger, dated as of September 5, 2025, by and between and Remora Capital Corporation and Remora Capital Partners II, LP
2.3	Agreement and Plan of Merger, dated as of September 5, 2025, by and between and Remora Capital Corporation and Remora Capital Partners I QP LP
2.4	Agreement and Plan of Merger, dated as of September 5, 2025, by and between and Remora Capital Corporation and Remora Capital Partners II QP, LP
10.1	Investment Management Agreement, dated as of September 5, 2025, between Remora Capital Corporation and Remora Capital Management LLC
10.2	Investment Management Agreement, dated as of April 25, 2024, by and between Remora Capital Management, LLC and KAPC Manager, L.P., as amended by Amendment No. 1 to the Investment Management Agreement, dated as of September 5, 2025, by and between Remora Capital Corporation, Remora Capital Management, LLC, KAPC Manager, L.P., and Kayne Anderson Capital Advisors, L.P.
10.3	Investment Sub-Advisory Agreement, dated as of September 5, 2025, between Remora Capital Corporation, Remora Capital Management, LLC, and Crescent Capital Group LP
10.4	Loan Sourcing and Other Services Agreement, dated as of September 5, 2025, by and among Remora Capital Corporation, Remora Capital Management, LLC and Eldridge Credit Advisers, LLC
10.5	Administration Agreement, dated as of September 5, 2025, between Remora Capital Corporation and Remora Capital Management, LLC
10.6	Sub-Administrative Services Agreement, dated as of September 5, 2025, by and between Remora Capital Corporation and Crescent Capital Group LP
10.7	License Agreement, dated as of September 5, 2025, by and between Remora Capital Corporation and Remora Capital Management, LLC
10.8	Revolving Credit and Security Agreement, dated as of September 5, 2025, by and among RCC SPV, LLC, Remora Capital Corporation, Atlas Securitized Products Administration, L.P., Atlas Securitized Products, L.P., U.S. Bank Trust Company, National Association, U.S. Bank National Association, each of the managing agents party thereto from time to time, and each of the conduit lenders and institutional lenders party thereto from time to time

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remora Capital Corporation

Date: September 11, 2025	By:	/s/ Daniel Mafrice
		Name:	Daniel Mafrice
		Title:	President and Chief Executive Officer